Exhibit 99.01
Green Dot Reports Second Quarter 2022 Results
Digital Bank and Fin-Tech Sees Continued Improvements in Operational Efficiencies
Raises Guidance Range on non-GAAP EPS

Austin, TX - August 4, 2022 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter ended June 30, 2022.
“We delivered another strong quarter with continued improvements in operational efficiencies and average revenue per active account," said Dan Henry, CEO of Green Dot. "Meanwhile we believe our financial stability, bank charter, depth of experience and strategy to upgrade our tech stack are resonating more and more with prospective partners seeking long-term scalable solutions. We look forward to sharing more on this and our path forward at our Investor Day in November.”
GAAP financial results for the second quarter of 2022 compared to the second quarter of 2021:
•Total operating revenues on a generally accepted accounting principles (GAAP) basis were $362.8 million for the second quarter of 2022, down from $369.4 million for the second quarter of 2021, representing a year-over-year decrease of 2%.
•GAAP net income was $15.0 million for the second quarter of 2022, compared to a $24.9 million net income for the second quarter of 2021, representing a year-over-year decrease of 40%.
•GAAP diluted earnings per common share was $0.27 for the second quarter of 2022, compared to a $0.45 diluted earnings per common share for the second quarter of 2021, representing a year-over-year decrease of 40%.
Non-GAAP financial results for the second quarter of 2022 compared to the second quarter of 2021:1
•Non-GAAP total operating revenues1 were $355.1 million for the second quarter of 2022, down from $357.9 million for the second quarter of 2021, representing a year-over-year decrease of 1%.
•Adjusted EBITDA1 was $67.5 million, or 19.0% of non-GAAP total operating revenues1 for the second quarter of 2022, compared to $62.9 million, or 17.6% of non-GAAP total operating revenues1 for the second quarter of 2021, representing a year-over-year increase of 7%.
•Non-GAAP net income1 was $40.4 million for the second quarter of 2022, compared to $37.8 million for the second quarter of 2021, representing a year-over-year increase of 7%.
•Non-GAAP diluted earnings per share1 was $0.74 for the second quarter of 2022, compared to $0.68 for the second quarter of 2021, representing a year-over-year increase of 9%.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to adjusted EBITDA, net income to non-GAAP net income, and diluted earnings per share to non-GAAP diluted earnings per share, respectively, are provided in the tables immediately following the unaudited consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last six calendar quarters on a consolidated basis and by each of its reportable segments. Please refer to Green Dot’s latest Annual Report on Form 10-K for a description of the key business metrics, as well as additional information regarding how Green Dot organizes its business by segment.

	2022		2021
	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Consolidated *
Gross dollar volume	$17,356	$17,436	$16,353	$16,404	$17,399	$20,666
Number of active accounts	4.61	4.93	5.07	5.37	6.03	6.35
Purchase volume	$6,760	$7,192	$7,065	$7,356	$8,870	$10,445
Consumer Services
Gross dollar volume	$5,715	$6,621	$6,300	$6,811	$8,188	$10,156
Number of active accounts	2.78	3.04	3.10	3.38	3.97	4.07
Direct deposit active accounts	0.67	0.69	0.76	0.83	0.92	0.97
Purchase volume	$4,588	$5,017	$4,881	$5,166	$6,455	$7,138
B2B Services
Gross dollar volume	$11,641	$10,815	$10,053	$9,593	$9,211	$10,510
Number of active accounts	1.83	1.89	1.97	1.99	2.06	2.28
Purchase volume	$2,172	$2,175	$2,184	$2,190	$2,415	$3,307
Money Movement
Number of cash transfers	9.00	8.87	9.95	10.05	10.19	10.32
Number of tax refunds processed	4.48	9.61	0.12	0.43	4.15	7.44
* Represents the sum of Green Dot's Consumer Services and B2B (as defined herein) Services segments.

Unencumbered cash at the holding company was approximately $94 million as of June 30, 2022.

"It was another solid quarter of progress and EBITDA growth as we work to transform Green Dot. I am particularly pleased by the operational improvements that we continue to make while also moving forward on our technology initiatives," said George Gresham, CFO and COO of Green Dot.
Updated 2022 Financial Guidance
Green Dot has provided its updated financial outlook for 2022. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Total Non-GAAP Operating Revenues2
•Green Dot reaffirms its full year non-GAAP total operating revenues2 to be between $1.394 billion and $1.430 billion, or up 2% year-over-year at the mid-point.
Adjusted EBITDA2
•Green Dot reaffirms its full year adjusted EBITDA2 to be between $230 million and $240 million, or up 8% year-over-year at the mid-point.
Non-GAAP EPS2
•Green Dot now expects its full year non-GAAP EPS2 to be between $2.35 and $2.49, or up 10% year-over-year at the mid-point, versus its previous guidance range of $2.32 and $2.46.
The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$230.0	$240.0
Depreciation and amortization*	(62.0)	(62.0)
Net interest expense	(0.2)	(0.2)
Non-GAAP pre-tax income	$167.8	$177.8
Tax impact**	(39.4)	(41.8)
Non-GAAP net income	$128.4	$136.0
Non-GAAP diluted weighted-average shares issued and outstanding	54.6	54.6
Non-GAAP earnings per share	$2.35	$2.49

*	Excludes the impact of amortization of acquired intangible assets
**	Assumes a non-GAAP effective tax rate of approximately 23.5% for full year.

2	For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
Green Dot's management will host a conference call to discuss second quarter 2022 financial results today at 6:00 p.m. ET. The conference call can be accessed live from Green Dot's investor relations website at http://ir.greendot.com/. Green Dot uses this website as a tool to disclose important information about the company to investors and comply with its disclosure obligations under Regulation Fair Disclosure. A replay of the webcast will be available at the same website following the call. The replay will be available until Thursday, August 11, 2022.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements in the quotes of its executive officers, its updated 2022 financial guidance, its transformation efforts and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the continuing impact of the COVID-19 pandemic on Green Dot’s business, results of operations and financial condition, the effectiveness of Green Dot’s measures taken in response to the COVID-19 pandemic, changes in general economic conditions in the United States and the U.S. government’s response thereto, shifts in consumer behavior towards electronic payments, the impact of the U.S. presidential administration on, among other things, the regulation of financial institutions and corporate tax rates, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart, the timing and impact of non-renewals or terminations of agreements with other large partners, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in strategic initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, Green Dot's ability to operate in a highly regulated environment, including with respect to any restrictions imposed on its business, changes to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, economic, political and other conditions may adversely affect trends in consumer spending and Green Dot's involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of August 4, 2022, and Green Dot assumes no obligation to update this information as a result of future events or developments, except as required by law.

About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted for, among other things, non-operating net interest income and expense; other non-interest investment income earned by its bank; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement gains and charges; stock-based compensation and related employer payroll taxes; changes in the fair value of contingent consideration; transaction costs from acquisitions; amortization attributable to deferred financing costs, impairment charges; extraordinary severance expenses; earnings or losses from equity method investments; changes in the fair value of loans held for sale; commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition; other charges and income not reflective of ongoing operating results; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology and registered bank holding company committed to giving all people the power to bank seamlessly, affordably, and with confidence. Green Dot’s technology platform enables it to build products and features that address the most pressing financial challenges of consumers and businesses, transforming the way they manage and move money and making financial empowerment more accessible for all.

Green Dot offers a broad set of financial services to consumers and businesses including debit, checking, credit, prepaid, and payroll cards, as well as robust money processing services, tax refunds, cash deposits and disbursements. Its flagship digital banking platform GO2bank offers consumers simple and accessible mobile banking designed to help improve financial health over time. The company’s banking platform services business enables a growing list of the world’s largest and most trusted consumer and technology brands to deploy customized, seamless, value-driven money management solutions for their customers.

Founded in 1999, Green Dot has served more than 33 million customers directly and many millions more through its partners. The Green Dot Network of more than 90,000 retail distribution locations nationwide, more than all remaining bank branches in the U.S. combined, enables it to operate primarily as a “branchless bank.” Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit www.greendot.com.

Contacts
Investor Relations: IR@greendot.com
Media Relations: PR@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$776,305	$1,322,319
Restricted cash	6,173	3,321
Settlement assets	498,061	320,377
Accounts receivable, net	67,380	80,401
Prepaid expenses and other assets	62,893	81,380
Income tax receivable	644	1,354
Total current assets	1,411,456	1,809,152
Investment securities available-for-sale, at fair value	2,391,350	2,115,501
Loans to bank customers, net of allowance for loan losses of $10,204 and $5,555 as of June 30, 2022 and December 31, 2021, respectively	21,097	19,270
Prepaid expenses and other assets	199,792	136,400
Property, equipment, and internal-use software, net	138,645	135,341
Operating lease right-of-use assets	9,158	10,967
Deferred expenses	7,293	16,855
Net deferred tax assets	73,362	15,048
Goodwill and intangible assets	455,719	466,943
Total assets	$4,707,872	$4,725,477
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$87,140	$51,353
Deposits	3,376,004	3,286,889
Obligations to customers	182,507	124,221
Settlement obligations	15,017	15,682
Amounts due to card issuing banks for overdrawn accounts	396	513
Other accrued liabilities	97,800	128,294
Operating lease liabilities	4,540	6,918
Deferred revenue	15,096	28,903
Income tax payable	12,106	291
Total current liabilities	3,790,606	3,643,064
Other accrued liabilities	3,507	3,531
Operating lease liabilities	6,187	8,209
Total liabilities	3,800,300	3,654,804

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of June 30, 2022 and December 31, 2021; 53,740 and 54,868 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	54	55
Additional paid-in capital	376,902	401,055
Retained earnings	753,002	699,370
Accumulated other comprehensive loss	(222,386)	(29,807)
Total stockholders’ equity	907,572	1,070,673
Total liabilities and stockholders’ equity	$4,707,872	$4,725,477

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$218,574	$197,937	$431,402	$383,949
Cash processing revenues	57,467	66,825	157,495	157,740
Interchange revenues	76,038	101,115	154,894	212,341
Interest income, net	10,690	3,496	19,595	8,829
Total operating revenues	362,769	369,373	763,386	762,859
Operating expenses:
Sales and marketing expenses	77,376	96,507	160,902	215,410
Compensation and benefits expenses	57,611	59,984	123,875	134,951
Processing expenses	112,388	94,316	224,480	191,985
Other general and administrative expenses	91,455	86,763	178,598	154,725
Total operating expenses	338,830	337,570	687,855	697,071
Operating income	23,939	31,803	75,531	65,788
Interest expense, net	29	38	116	75
Other (expense) income, net	(4,038)	1,633	(4,808)	547
Income before income taxes	19,872	33,398	70,607	66,260
Income tax expense	4,864	8,465	16,975	15,592
Net income	$15,008	$24,933	$53,632	$50,668

Basic earnings per common share:	$0.28	$0.46	$0.98	$0.93
Diluted earnings per common share:	$0.27	$0.45	$0.97	$0.91
Basic weighted-average common shares issued and outstanding:	53,928	54,005	54,240	53,829
Diluted weighted-average common shares issued and outstanding:	54,389	55,061	54,855	55,059

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2022	2021
	(In thousands)
Operating activities
Net income	$53,632	$50,668
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	28,399	27,181
Amortization of intangible assets	12,181	13,887
Provision for uncollectible overdrawn accounts from purchase transactions	7,407	10,213
Provision for loan losses	18,452	10,143
Stock-based compensation	20,493	25,603
Losses (earnings) in equity method investments	6,647	(578)
Amortization of (discount) premium on available-for-sale investment securities	(544)	1,588
Impairment of long-lived assets	4,134	—
Other	(1,445)	84
Changes in operating assets and liabilities:
Accounts receivable, net	5,614	(757)
Prepaid expenses and other assets	15,809	6,330
Deferred expenses	9,562	9,644
Accounts payable and other accrued liabilities	12,046	(15,505)
Deferred revenue	(14,192)	(12,542)
Income tax receivable/payable	11,968	(1,958)
Other, net	(2,709)	(4,545)
Net cash provided by operating activities	187,454	119,456

Investing activities
Purchases of available-for-sale investment securities	(694,358)	(217,652)
Proceeds from maturities of available-for-sale securities	165,635	72,666
Proceeds from sales and calls of available-for-sale securities	2,875	5,198
Payments for acquisition of property and equipment	(36,537)	(23,826)
Net changes in loans	(18,732)	(16,487)
Investment in TailFin Labs, LLC	(35,000)	(35,000)
Purchases of other investments	(31,934)	(50,000)
Other investing activities	(1,448)	(599)
Net cash used in investing activities	(649,499)	(265,700)

Financing activities
Borrowings on revolving line of credit	50,000	—
Repayments on revolving line of credit	(50,000)	—
Proceeds from exercise of options and ESPP purchases	3,415	5,230
Taxes paid related to net share settlement of equity awards	(4,016)	(9,741)
Net changes in deposits	85,240	125,539
Net changes in settlement assets and obligations to customers	(120,063)	425,821
Contingent consideration payments	(1,647)	(2,000)
Repurchase of Class A common stock	(44,046)	—
Net cash (used in) provided by financing activities	(81,117)	544,849

Net (decrease) increase in unrestricted cash, cash equivalents and restricted cash	(543,162)	398,605
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,325,640	1,496,701
Unrestricted cash, cash equivalents and restricted cash, end of period	$782,478	$1,895,306

Cash paid for interest	$326	$274
Cash paid for income taxes	$4,086	$17,289

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$776,305	$1,891,100
Restricted cash	6,173	4,206
Total unrestricted cash, cash equivalents and restricted cash, end of period	$782,478	$1,895,306

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Segment Revenue	(In thousands)
Consumer Services	$150,959	$182,093	$309,716	$366,434
B2B Services	143,514	112,589	277,414	218,564
Money Movement Services	54,143	66,019	151,459	156,386
Corporate and Other	6,485	(2,763)	11,190	(3,641)
Total segment revenues	355,101	357,938	749,779	737,743
BaaS commissions and processing expenses (8)	8,429	11,435	14,941	25,116
Other income (9)	(761)	—	(1,334)	—
Total operating revenues	$362,769	$369,373	$763,386	$762,859

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Segment Profit	(In thousands)
Consumer Services	$60,376	$55,790	$114,664	$109,317
B2B Services	22,775	18,174	45,039	35,707
Money Movement Services	30,151	38,192	91,611	87,006
Corporate and Other	(45,754)	(49,232)	(93,440)	(95,746)
Total segment profit *	67,548	62,924	157,874	136,284
Reconciliation to income before income taxes
Depreciation and amortization of property, equipment and internal-use software	14,595	13,981	28,399	27,181
Stock based compensation and related employer taxes	5,770	8,444	20,939	25,626
Amortization of acquired intangible assets	5,664	6,943	12,181	13,887
Impairment charges	1,871	—	4,134	—
Legal settlement expenses	13,921	—	13,495	10
Other expense	1,788	1,753	3,195	3,792
Operating income	23,939	31,803	75,531	65,788
Interest expense, net	29	38	116	75
Other (expense) income, net	(4,038)	1,633	(4,808)	547
Income before income taxes	$19,872	$33,398	$70,607	$66,260
* Total segment profit is also referred to herein as adjusted EBITDA in its non-GAAP measures. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures."
Green Dot's segment reporting is based on how its Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM (who is the Chief Executive Officer) organizes and manages the business primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, third-party call center support and transaction losses. Green Dot’s operations are aggregated amongst three reportable segments: 1) Consumer Services, 2) Business to Business ("B2B") Services and 3) Money Movement Services.
The Corporate and Other segment primarily consists of net interest income and certain other investment income earned by its bank, eliminations of intersegment revenues and expenses, unallocated corporate expenses, and other costs that are not considered when management evaluates segment performance, such as salaries, wages and related benefits for our employees, professional service fees, software licenses, telephone and communication costs, rent and utilities, and insurance. Non-cash expenses such as stock-based compensation, depreciation and amortization of long-lived assets, impairment charges and other non-recurring expenses that are not considered by our CODM when evaluating our overall consolidated financial results are excluded from our unallocated corporate expenses. Green Dot does not evaluate performance or allocate resources based on segment asset data, and therefore such information is not presented.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands)
Total operating revenues	$362,769	$369,373	$763,386	$762,859
BaaS commissions and processing expenses (8)	(8,429)	(11,435)	(14,941)	(25,116)
Other income (9)	761	—	1,334	—
Non-GAAP total operating revenues	$355,101	$357,938	$749,779	$737,743

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands, except per share data)
Net income	$15,008	$24,933	$53,632	$50,668
Stock-based compensation and related employer payroll taxes (3)	5,770	8,444	20,939	25,626
Amortization of acquired intangible assets (4)	5,664	6,943	12,181	13,887
Change in fair value of contingent consideration (4)	—	—	300	—
Transaction and related acquisition costs (4)	331	1,124	744	1,124
Amortization of deferred financing costs (5)	36	42	72	84
Impairment charges (5)	1,871	—	4,134	—
Legal settlement expenses (5)	13,921	—	13,495	10
Losses (earnings) in equity method investments (5)	4,939	(1,453)	6,647	(578)
Change in fair value of loans held for sale (2)(5)	(160)	—	(712)	—
Extraordinary severance expenses (6)	419	1,233	540	3,248
Other expense (income), net (5)	297	(784)	484	(549)
Income tax effect (7)	(7,658)	(2,699)	(13,441)	(9,657)
Non-GAAP net income	$40,438	$37,783	$99,015	$83,863
Diluted earnings per common share
GAAP	$0.27	$0.45	$0.97	$0.91
Non-GAAP	$0.74	$0.68	$1.80	$1.51

Diluted weighted-average common shares issued and outstanding
GAAP	54,389	55,061	54,855	55,059
Non-GAAP	54,579	55,576	55,085	55,614

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands)
Diluted weighted-average shares issued and outstanding	54,389	55,061	54,855	55,059
Weighted-average unvested Walmart restricted shares (10)	190	515	230	555
Non-GAAP diluted weighted-average shares issued and outstanding	54,579	55,576	55,085	55,614

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands)
Class A common stock outstanding as of June 30:	53,740	54,640	53,740	54,640
Weighting adjustment	378	(120)	730	(256)
Dilutive potential shares:
Stock options	121	446	169	477
Service based restricted stock units	182	362	191	453
Performance-based restricted stock units	148	242	243	293
Employee stock purchase plan	10	6	12	7
Non-GAAP diluted weighted-average shares issued and outstanding	54,579	55,576	55,085	55,614

Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands)
Net income	$15,008	$24,933	$53,632	$50,668
Interest expense, net (2)	29	38	116	75
Income tax expense	4,864	8,465	16,975	15,592
Depreciation and amortization of property, equipment and internal-use software (2)	14,595	13,981	28,399	27,181
Stock-based compensation and related employer payroll taxes (2)(3)	5,770	8,444	20,939	25,626
Amortization of acquired intangible assets (2)(4)	5,664	6,943	12,181	13,887
Change in fair value of contingent consideration (2)(4)	—	—	300	—
Transaction and related acquisition costs (2)(4)	331	1,124	744	1,124
Impairment charges (2)(5)	1,871	—	4,134	—
Legal settlement expenses (2)(5)	13,921	—	13,495	10
Losses (earnings) in equity method investments (2)(5)	4,939	(1,453)	6,647	(578)
Change in fair value of loans held for sale (2)(5)	(160)	—	(712)	—
Extraordinary severance expenses (2)(6)	419	1,233	540	3,248
Other expense (income), net (2)(5)	297	(784)	484	(549)
Adjusted EBITDA	$67,548	$62,924	$157,874	$136,284

Non-GAAP total operating revenues	$355,101	$357,938	$749,779	$737,743
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	19.0%	17.6%	21.1%	18.5%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenues (1)
(Unaudited)

	FY 2022
	Range
	Low	High
	(In millions)
Total operating revenues	$1,419	$1,458
Adjustments (8)(9)	(25)	(28)
Non-GAAP total operating revenues	$1,394	$1,430

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2022
	Range
	Low	High
	(In millions)
Net income	$47.6	$55.3
Adjustments (11)	182.5	184.7
Adjusted EBITDA	$230.0	$240.0

Non-GAAP total operating revenues	$1,430	$1,394
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	16.1%	17.2%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income and GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	FY 2022
	Range
	Low	High
	(In millions, except per share data)
Net income	$47.6	$55.3
Adjustments (11)	80.8	80.7
Non-GAAP net income	$128.4	$136.0
Diluted earnings per share
GAAP	$0.87	$1.02
Non-GAAP	$2.35	$2.49

Diluted weighted-average shares issued and outstanding
GAAP	54.4	54.4
Weighted-average unvested Walmart restricted shares (10)	0.2	0.2
Non-GAAP	54.6	54.6

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $5.8 million and $8.4 million for the three months ended June 30, 2022 and 2021, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of the public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations;
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, transaction costs, impairment charges, extraordinary severance expenses, certain legal settlement charges, earnings or losses from equity method investments, changes in the fair value of loans held for sale, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for an analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.

(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these adjustments to the non-GAAP financial measure is provided before income tax expense.
(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units), performance-based stock options and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain income and expenses that are the result of acquisitions. These acquisition-related adjustments include items such as transaction costs, the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to long-lived assets, earnings or losses from equity method investments, legal settlement expenses, changes in the fair value of loans held for sale, and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, earnings and losses from equity method investments, and fair value changes on loans held for sale, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the three and six months ended June 30, 2022, Green Dot recorded charges of $0.4 million and $0.5 million, respectively, related to extraordinary severance expenses, which were paid out in connection with reductions in force and other involuntary terminations of employment. Although severance expenses may arise throughout the fiscal year, the nature of these costs are not indicative of its core operating performance. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the IRC §162(m) limitation that applies to performance-based restricted stock units and stock options expense as of June 30, 2022.
(8)Represents commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition. This adjustment is netted against Green Dot's B2B Services revenues when evaluating segment performance.
(9)Represents other non-interest investment income earned by Green Dot Bank. This amount is included along with operating interest income in Green Dot's Corporate and Other segment since the yield earned on these investments are generated on a recurring basis and earned similarly to its investment securities available for sale.
(10)Represents the weighted average of the unvested balance of restricted shares issued to Walmart in January 2020. Walmart is entitled to voting rights and participate in any dividends paid on the unvested balance and therefore, the shares are included in the computation of non-GAAP diluted earnings per share.
(11)These amounts represent estimated adjustments for items such as non-operating net interest income, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, changes in the fair value of contingent consideration, transaction costs from acquisitions, amortization attributable to deferred financing costs, impairment charges, extraordinary severance expenses, earnings and losses from equity method investments, changes in the fair value of loans held for sale, legal settlement gains and expenses and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).